UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2020

TUESDAY MORNING CORPORATION

(Exact name of registrant as specified in charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 387-3562
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on May 27, 2020 (the “Petition Date”), Tuesday Morning Corporation and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re: Tuesday Morning Corporation, et. al., Case No. 20-31476-HDH-11.”

Sale Leaseback

On December 7, 2020, the Company and certain subsidiaries entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with PBV – 14303 Inwood, LP (the “New Purchaser”), pursuant to which the New Purchaser agreed to purchase the Company’s Dallas headquarters and warehouse facilities (the “Properties”) for an aggregate purchase price of $70.25 million. Under the terms of Purchase and Sale Agreement, the Company and certain subsidiaries and the New Purchaser will enter into lease agreements under which the Company will lease the Properties following the close of the sale under the Purchase and Sale Agreement. The lease of the headquarters facility will be for a term of 10 years and the lease of the warehouse facilities will be for an initial term of 2.5 years with an option to extend the warehouse facilities lease for one additional year.

As previously disclosed, the Company had entered into a Purchase and Sale Agreement, dated as of October 30, 2020, with Rialto Real Estate Fund IV – Property LP (the “Rialto Agreement”) with respect to the sale of the Properties, subject to Bankruptcy Court approval. As a result of the substantially higher purchase price offered by the New Purchaser pursuant to the Purchase and Sale Agreement, the Company determined that closing under the Rialto Agreement would not be approved by the Bankruptcy Court and the conditions to closing could not be satisfied. As a result, the Company terminated the Rialto Agreement on December 7, 2020 and entered into the Purchase and Sale Agreement.

The closing under the Purchase and Sale Agreement is subject to the approval of the Bankruptcy Court and other customary closing conditions. Under the terms of the Purchase and Sale Agreement, and subject to the satisfaction of all conditions to closing, the closing of the transactions contemplated under the Purchase and Sale Agreement shall occur the third business day following the issuance of an order by the Bankruptcy Court confirming the Company’s plan of reorganization, but in no event later than December 31, 2020.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 with respect to the termination of the Rialto Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: December 11, 2020	By:	/s/ Bridgett C. Zeterberg
Bridgett C. Zeterberg Executive Vice President Human Resources, General Counsel and Corporate Secretary

3